UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005 (December 21, 2005)

BEA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In March 2000, the Compensation Committee of the Board of Directors of BEA Systems, Inc. (the “Registrant”) approved and authorized the Company to internally manage and pay for the leasing and hiring of a driving service for Alfred Chuang, current Chairman, Chief Executive Officer and President of the Registrant. The Registrant determined that the provision of such service for the calendar year 2005 may be deemed to constitute taxable income to Mr. Chuang. Because it was not the Compensation Committee’s intent that such service would be taxable to Mr. Chuang, on December 21, 2005, the Compensation Committee approved a resolution committing to reimburse approximately $155,000 in order to gross up Mr. Chuang to the extent he is determined to have incurred income taxes as a result of imputed income from his use of a company car and driver and related expenses of $184,000 for the calendar year 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.
(the Registrant)

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Dated: December 28, 2005